NOVUS Financial Corporation

Officer's Certificate - Mortgage Pass-Through Certificates
Series 1998-1

Pursuant to Section 3.16 of the Pooling and Servicing Agreement dated as of March 1, 1998 (the "Pooling and Servicing Agreement") among NOVUS Financial Corporation, as seller and servicer (referred to herein in such capacity as the "Servicer"), and Norwest Bank Minnesota, N.A., as trustee, the undersigned, hereby states that:

       (1) A review of the activities of the Servicer and of its performance under the Pooling and Servicing Agreement during the ten month period terminating on the date of this Certificate, has been made under my supervision; and

       (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement throughout such period.

NOVUS Financial Corporation
By
           J. A. Potter

Title Senior Vice President

Dated as of December 31, 1998
By
          R. F. Tegler

Title Vice President, Controller

Dated as of December 31, 1998